UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2022

PARTS ID, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38296	81-3674868
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Corporate Drive

Suite C

Cranbury, New Jersey 08512

(Address of Principal Executive Offices, including Zip Code)

(609) 642-4700

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Class A Common Stock	ID	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 28, 2022, Ann M. Schwister notified Parts ID, Inc. (the “Company”) that she would be resigning as a director of the Company for personal reasons, effective on the date thereof.

On September 28, 2022, the Board of Directors (the “Board”) of the Company appointed Lev Peker as a director and new member of the Board, effective on the date thereof to replace Ms. Schwister as a Class I director. Upon joining the Board, Mr. Peker will also serve as the Chair of the Board’s Audit Committee.

Mr. Peker, age 40, is the Chief Executive Officer of CarLotz, Inc. (NASDAQ:LOTZ), which operates a consignment-to-retail used vehicle marketplace and provides its corporate vehicle sourcing partners and retail sellers of used vehicles with the ability to easily access the retail sales channel. Prior to joining CarLotz, Inc., Mr. Peker was the Chief Executive Officer of CarParts.com (NASDAQ:PRTS) from January 2019 to April 2022, and before that Mr. Peker served as the Chief Marketing Officer of Adorama from July 2015 to January 2019. Mr. Peker also previously served as General Manager, Home Appliances and Tools at Sears Holding Corporation from August 2014 to July 2015 and as Vice President, Online Marketplaces and Manager, Financial Planning and Analysis at U.S. Auto Parts from March 2009 to August 2014 and from March 2008 to March 2009, respectively. Earlier in his career, Mr. Peker served as a Senior Financial Analyst at Smart & Financial, Economic and Valuation Services Senior Analyst at KPMG LLP and as a Transfer Pricing Senior Associate at PricewaterhouseCoopers LLP. Mr. Peker earned a Bachelor of Science degree in accounting from the University of Southern California, Marshall School of Business and an M.B.A. from the University of California Los Angeles, The Anderson School of Management. Mr. Peker is a Certified Public Accountant in the State of California.

There are no arrangements or understandings between Mr. Peker and any other persons pursuant to which he was chosen as a director of the Company. There are no family relationships between Mr. Peker and any of the Company’s directors, executive officers, or persons nominated or chosen by the Company to become a director or executive officer. Mr. Peker is not a party to any current or proposed transaction with the Company for which disclosure is required under Item 404(a) of Regulation S-K.

On September 28, 2022 (the “Grant Date’), Mr. Peker was granted $35,620 of restricted stock units, based on the fair market value of the Company’s Class A common stock on the Grant Date. The restricted stock units will vest in full on the earlier of one year after the date of grant or the date of the Company’s next annual meeting of stockholders, subject to Mr. Peker’s continuous service. When fully vested, the restricted stock units will be settled in shares of Class A common stock of the Company on a one-for-one basis.

Item 8.01. Other Events.

On September 29, 2022, the Company issued a press release announcing the appointment of Lev Peker as a director. The full text of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed as part of this report:

Exhibit No.	Description
99.1	PARTS iD, Inc. News Release dated September 29, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PARTS ID, INC.

Date: September 30, 2022	By:	/s/ Antonino Ciappina
		Name:	Antonino Ciappina
		Title:	Chief Executive Officer

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